EXHIBIT 16.1

July 29, 2011

U.S. Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

Re:

Nevada Gold Holdings, Inc.

Commission file no:  000-52636

We have read and agree with the statements under Item 4.01 of the Form 8-K report dated July 26, 2011 regarding our firm.

We have no basis to agree or disagree with any other matters reported therein.

Very truly yours,

/s/ GBH CPAs, PC

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GBH CPAs, PC

www.gbhcpas.com

Houston, Texas